EX-99.h.1.ii

AMENDMENT NO. 8 TO

SCHEDULE A

DELAWARE POOLED TRUST

SHAREHOLDER SERVICES AGREEMENT

APPLICABLE SERIES

EFFECTIVE AS OF MARCH 31, 2017

Macquarie Core Plus Bond Portfolio (formerly, The Core Plus Fixed Income Portfolio)
Macquarie Emerging Markets Portfolio (formerly, The Emerging Markets Portfolio)
Macquarie Emerging Markets Portfolio II (formerly, The Emerging Markets Portfolio II)
Macquarie High Yield Bond Portfolio (formerly, The High-Yield Bond Portfolio)
Macquarie Labor Select International Equity Portfolio (formerly, The Labor Select International Equity Portfolio)
Macquarie Large Cap Value Portfolio (formerly, The Large-Cap Value Equity Portfolio)
Delaware REIT Fund (formerly known as The Real Estate Investment Trust Portfolio)

AGREED AND ACCEPTED:

DELAWARE INVESTMENTS FUND		DELAWARE POOLED TRUST
SERVICE COMPANY		for its series set forth in this Schedule A

By:	/s/ MICHAEL F. CAPUZZI	By:	/s/ SHAWN K. LYTLE
Name:	Michael F. Capuzzi	Name:	Shawn K. Lytle
Title:	Senior Vice President	Title:	President and Chief Executive Officer